NOBLE MINING COMPANY
510 S.CONGRESS AVE. SUITE 108
AUSTIN, TEXAS 78704
WWW.NOBLEMINING.COM

March 15, 2013

To: Patrick Fagen and Del Toro Silver Corp
From: Jason Otteson, CEO of Noble Mining Inc

Proposal: Joint Venture Partnership for Toll Mill Acquisition

Dear Principles,

Noble Mining Inc, (the "Buyer") wishes to enter into a partnership with Del Toro Silver Corp (the "JV Partner") to acquire a toll milling facility in the Western United States. This Joint Venture Agreement (the "Agreement") sets forth the mutual understanding, intent, roles and responsibilities of the parties in this Joint Venture. Parties agree to proceed with preliminary due diligence and document preparation under the following structure and timeline:

Term of Letter:	It is agreed that this Agreement will terminate 180 days after it is executed by both parties, or upon the successful acquisition by parties of a toll milling facility.
Role of Buyer:	Buyer will provide financing of up to $6mm for the acquisition, development, permitting, and operating capital for this Toll Milling Partnership.
Role of JV Partner:	JV Partner will be responsible for securing and delivering the toll milling facility and taking toll mill through the necessary permitting requirements in order to process ore. JV Partner will also be responsible for locating mining customers that will contract with Toll Mill to process ore, and managing day to day operations of Toll Mill.
Partnership Terms:	Parties agree that upon successful execution of each partner's roles and responsibilities, parties will split ownership and profits from toll mill in a 50/50 split. Parties agree to partner together in the acquisition of target mines that parties become aware of through servicing the toll mill customers.
Confidentiality:	Parties agree that this Agreement is confidential and the JV Partner shall not disclose the contents of this Letter to any third party without the prior consent of the Buyer.

NOBLE MINING COMPANY
510 S.CONGRESS AVE. SUITE 108
AUSTIN, TEXAS 78704
WWW.NOBLEMINING.COM

If you are willing to proceed based on the understanding set forth in this Letter, please signify this with your signature below.

Thank you very much for your consideration.

Sincerely,

/s/ J. O.

Jason Otteson
CEO, Noble Mining Inc

Acknowledged and agreed as of the foregoing date.

Del Toro Silver Corp

By: /s/ Greg Painter

Title: PRESIDENT AND CEO